Oakmont Acquisition Corp.

(a corporation in the development stage)

Financial Statements

For the Periods from April 15, 2005 (inception) to July 18, 2005 and April 15, 2005 (inception) to April 18, 2005

Oakmont Acquisition Corp.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Oakmont Acquisition Corp.

We have audited the accompanying balance sheets of Oakmont Acquisition Corp. (a corporation in the development stage) as of July 18, 2005 and April 18, 2005, and the related statements of operations, stockholders’ equity and cash flows for the periods from April 15, 2005 (inception) to July 18, 2005 and April 15, 2005 (inception) to April 18, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oakmont Acquisition Corp. as of July 18, 2005 and April 18, 2005, and the results of its operations and its cash flows for the periods from April 15, 2005 (inception) to July 18, 2005 and April 15, 2005 (inception) to April 18, 2005 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York

July 18, 2005

Oakmont Acquisition Corp.

(a corporation in the development stage)

Balance Sheets

	July 18, 2005	April 18, 2005
Assets
Current assets:
Cash	$1,285,402	$100,000
Cash held in Trust Fund (Note 1)	43,140,000	—
Prepaid expenses	11,000	—

Total current assets	$44,436,402	$100,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$84,637	$879
Accounts payable	81,786	—
Notes payable, stockholders (Note 3)	75,000	75,000

Total current liabilities	241,423	75,879

Common stock, subject to possible redemption, 1,599,200 shares at conversion value (Note 1)	8,623,686	—

Commitment (Note 5)
Stockholders’ equity (Notes 1, 2, 5, 6 and 7)
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value
Authorized 35,000,000 shares
Issued and outstanding 10,000,000 shares (which includes 1,599,200 subject to possible conversion) and 2,000,000 shares, respectively	1,000	200
Additional paid-in capital	35,572,672	24,800
Deficit accumulated during development stage	(2,379)	(879)

Total stockholders’ equity	35,571,293	24,121

Total liabilities and stockholders’ equity	$44,436,402	$100,000

See notes to financial statements.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Statements of Operations

	Period from April 15, 2005 (inception) to July 18, 2005	Period from April 15, 2005 (inception) to April 18, 2005
Expenses:

Formation and operating costs	$2,379	$879

Net loss for the period	$(2,379)	$(879)

Net loss per share basic and diluted	$(.00)	$(.00)

Weighted average shares outstanding	2,425,532	2,000,000

See notes to financial statements.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Statements of Stockholders’ Equity

			Additional Paid-In Capital	Deficit accumulated during the development stage	Total
	Common Stock
	Shares	Amount
Sale of 2,000,000 shares of common stock to initial stockholders on April 15, 2005 at $.0125 per share	2,000,000	$200	$24,800	$—	$25,000
Net loss for the period	—	—	—	(879)	(879)

Balance, April 18, 2005	2,000,000	200	24,800	(879)	24,121
Sale of 8,000,000 units, net of underwriters’ discount and offering expenses (includes 1,599,200 shares subject to possible conversion)	8,000,000	800	44,171,458	—	44,172,258
Proceeds subject to possible conversion of 1,599,200 shares	—	—	(8,623,686)	—	(8,623,686)
Proceeds from issuance of option	—	—	100	—	100
Net loss for the period	—	—	—	(1,500)	(1,500)

Balance, July 18, 2005	10,000,000	$1,000	$35,572,672	$(2,379)	$35,571,293

See notes to financial statements.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Statements of Cash Flows

	April 15, 2005 (inception) to July 18, 2005	April 15, 2005 (inception) to April 18, 2005
Cash Flows from Operating Activities
Net loss	$(2,379)	$(879)
Increase in prepaid expenses	(11,000)	—
Increase in accrued expenses and accounts payable	2,379	879

Net cash used in operating activities	(11,000)	—

Cash Flows from Investing Activities
Cash held in Trust Fund	(43,140,000)	—

Net cash used in investing activities	(43,140,000)	—

Cash Flows from Financing Activities
Gross proceeds of public offering	48,000,000	—
Proceeds from notes payable, stockholders	75,000	75,000
Proceeds from sale of shares of common stock	25,000	25,000
Proceeds from issuance of option	100	—
Payment of costs of public offering	(3,663,698)	—

Net cash provided by financing activities	44,436,402	100,000

Net increase in cash	1,285,402	100,000
Cash at beginning of the period	—	—

Cash at end of the period	$1,285,402	$100,000

Non cash financing activity:
Accrual of costs of public offering	$164,044	$—

See notes to financial statements

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations

Oakmont Acquisition Corp. (the “Company”) was incorporated in Delaware on April 15, 2005 as a blank check company whose objective is to acquire an operating business.

All activity from April 15, 2005 (inception) through July 18, 2005 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective July 12, 2005. The Company consummated the offering on July 18, 2005 and received net proceeds of approximately $44,172,258 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $43,140,000 of the net proceeds is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States government securities. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. If the Company liquidates prior to the completion of a business combination and distributes the proceeds held in trust to its public stockholders, two of the Company’s officers have agreed to be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of the target businesses or various vendors or other entities that are owed money by the Company for services rendered or contracted for, or products sold to, the Company. However, there can be no assurance that these officers will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used for tax payments and business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying July 18, 2005 balance sheet.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the units issued in the Offering as discussed in Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $809 and $299 at July 18, 2005 and April 18, 2005, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 18, 2005 and April 18, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Initial Public Offering

On July 18, 2005 the Company sold 8,000,000 units (“Units”) in the Offering. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company paid the underwriters an underwriting discount of 7% of the gross proceeds of the Offering.

In connection with the Offering, the Company also issued an option to the underwriters, for $100, to purchase up to a total of 720,000 Units. The Units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the Warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $5.70. This option is exercisable at $7.50 per unit

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

commencing on the later of the consummation of a business combination and one year from the date of the offering and expiring five years from the date of the offering. In lieu of exercise, the option may be converted into units (i.e., a “cashless exercise”) to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $513,410, using an expected life of four years, volatility of 18.5% and a risk-free interest rate of 3.85%.

3.	Deferred Offering Costs	Deferred offering costs consist principally of legal and underwriting fees incurred through April 18, 2005 that are directly related to the Offering and that were charged to stockholders’ equity upon the receipt of the capital raised.

4.	Note Payable, Stockholders	The Company issued an aggregate of $75,000 unsecured promissory notes to two Initial Stockholders, who are also officers. The notes are non interest-bearing and are payable on the earlier of April 15, 2006 or the consummation of the Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.	Commitments and Related Party Transactions

The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of four Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. The statement of operations for the period ended July 18, 2005 includes $1,944 related to this agreement.

Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company’s Chief Executive Officer, Robert J. Skandalaris, and its President, Michael C. Azar, have agreed with the underwriters that within the first forty trading days after separate trading of the Warrants

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,600,000 Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. They have further agreed that any Warrants purchased by them or their affiliates or designees will not be sold or transferred until after the Company has completed a business combination. The Warrants may trade separately on the 90th day after the offering unless the underwriters determine that an earlier date is acceptable.

Pursuant to an agreement, the Initial Stockholders are entitled to registration rights with respect to their founding shares. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after the date on which these shares of common stock are released from escrow. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

6.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7.	Common Stock	At July 18, 2005, 18,160,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.